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                                                                     Exhibit 4.9

     NUMBER                                                        WARRANTS
-----------------                                             ------------------

 W                           WARRANT CERTIFICATE
                             ITC/\DELTACOM, INC.
-----------------                                             ------------------
 This Warrants Certificate certifies that
                                                               CUSIP 45031T 13 8



or its registered assigns, is the registered holder of Warrants expiring October 6, 2010 (the "Warrants") to purchase Common Stock, par value $.01 per share (the "Common Stock"), of ITC/\Deltacom, Inc., a corporation organized under the laws of the State of Delaware (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from the date of issuance of such Warrant (the "Exercise Date") until immediately prior to 5:00 p.m., New York City time, on October 6, 2010, to receive from the Company one fully paid and non-assessable share of Common Stock (collectively, the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $8.50 per share of Common Stock payable upon surrender of this Warrant Certificate and payment, subject to the third paragraph on the reverse side of this Warrant Certificate, of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
  No Warrant may be exercised on or after 5:00 p.m., New York City time, on October 6, 2010, and to the extent not exercised by such time such Warrant shall become void.
  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.
  This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.
  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.


                                                         ITC/\DELTACOM, INC.

DATED:

        /s/ J. Thomas Mullis                            /s/ Larry F Williams
                                    [SEAL]
            J. Thomas Mullis                                Larry F Williams

                     SECRETARY                          CHIEF EXECUTIVE OFFICER

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     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on October 6, 2010 entitling the holder upon exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of October 6, 2003 (as amended from time to time, the "Warrant Agreement"), duly executed and delivered by the Company to Mellon Investor Services LLC, as warrant agent ("the Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms herein are used as defined in the Warrant Agreement unless otherwise indicated. To the extent any provision of this Warrant Certificate conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling.

     Warrants may be exercised at any time and from time to time during the period commencing on the date of issuance of the Warrants and ending immediately prior to 5:00 p.m., New York City time, on October 6, 2010; provided that either
(i) a registration statement relating to the exercise of the Warrants and issuance of the Warrant Shares upon such exercise is then effective under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the exercise of such Warrants and the issuance of the Warrant Shares upon such exercise is exempt from the registration requirements of the Securities Act and such Warrant Shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that such Warrant Shares be issued upon exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its office set forth in Section 11 of the Warrant Agreement
(i) this Warrant Certificate, (ii) the form of election to purchase set forth below duly and properly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and (iii) subject to the following paragraph, payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised, as provided in the Warrant Agreement. No Adjustments as to dividends shall be made upon exercise of this Warrant.

     Subject to the last sentence of this paragraph, in lieu of making the payment of the Exercise Price in connection with the exercise of each Warrant (but in all other respects in accordance with the exercise procedure set forth above, as such exercise procedure may be adjusted to reflect the conversion referred to herein), the holder of each Restricted Warrant may elect to convert such Restricted Warrant into shares of Common Stock by providing the Company and the Warrant Agent with joint written notification of such election in which event the Company shall issue to such holder the number of shares of Common Stock calculated in accordance with the following formula:

     X = (A-B) x C
         ---------
             A

     where

        X = the number of shares of Common Stock issuable upon exercise pursuant to Section 3(f) of the Warrant Agreement

        A = the Closing Price on the Business Day immediately preceding the date on which the holder delivers the Warrant Certificate and form of election to purchase to the Company pursuant to Section 3(b) of the Warrant Agreement

        B = the Exercise Price

        C = the number of shares of Common Stock as to which such Restricted
            Warrant is being exercised pursuant to Section 3(a) of the Warrant Agreement

If the foregoing calculation results in a negative number, no shares of Common Stock shall be issued upon conversion pursuant hereto. Notwithstanding any provision of this Warrant or the Warrant Agreement to the contrary, the holder of any Restricted Warrant may elect to convert such Restricted Warrant into shares of Common Stock as provided herein only if the Board of Directors shall determine that upon such conversion the Company shall receive consideration in an amount not less than the par value of the shares of Common Stock issuable upon such conversion.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock shall be issued upon the exercise of any Warrant, but the Company may, in its sole discretion, (i) round such fractional share up to the nearest whole share or (ii) pay the cash value thereof determined as provided in the Warrant Agreement.

     The Warrants shall be exercisable, at the election of the holder, either in full or from time to time in part, provided that Warrants may not be exercised by the holder for an amount less than 100 Warrant Shares unless such holder only owns, in the aggregate, such lesser amount. If fewer than all the Warrants represented by this Warrant Certificate are exercised, the Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be delivered to the person or persons entitled to receive such new Warrant Certificate.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, or any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants represented by this Warrant Certificate nor this Warrant Certificate shall entitle any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase
                   (To Be Executed Upon Exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of ITC/\DELTACOM, INC., in the amount of $______ in accordance with the terms hereof. If the undersigned hereby elects to convert the Warrants represented by this Warrant Certificate into shares of Common Stock as provided in this Warrant Certificate, tender of this Warrant Certificate in lieu of payment as aforesaid shall be deemed payment for such shares of Common Stock. The undersigned requests that a certificate for such shares be registered in the name of ________________________________________________________________,

whose address is ______________________________________________________________,

and that such shares be delivered to __________________________________________,

whose address is ______________________________________________________________.
If such number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________________________________________________________________,

whose address is ______________________________________________________________,

and that such Warrant Certificate be delivered to _____________________________,

whose address is ______________________________________________________________.

Date: ____________________________      ________________________________________
                                        Signature
                                        NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                          ____________________________
                                          Signature Guaranteed